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                                                                       EXHIBIT 2
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FOR IMMEDIATE RELEASE

CONTACT:
Bruce Broussard               Alvis Swinney
Chief Financial Officer       Vice President of Marketing
832.601.8766                  832.601.8766

            US ONCOLOGY ANNOUNCES NET CONFERENCE DATE OF OCTOBER 1
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HOUSTON, September 28, 2001 - US Oncology, Inc. (Nasdaq: USON) management will discuss recent business developments and market opportunities during a Net Conference for investors at 8 a.m. CDT, Monday, October 1, 2001.

     Those interested in participating should call (800) 857-1778. The passcode is "USON," and the leader is "Mr. Dale Ross." The simultaneous Net Conference should be accessed at least 10 minutes beforehand at http://net2.worldcom.com
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(click on "Net Conference").  The conference name is  "9103365."  The passcode is "USON."

     For more information on the Net Conference, visit the US Oncology Web site at www.usoncology.com.
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